                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported) May 28, 1997
                                                          ------------



                         MARTIN MARIETTA MATERIALS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         North Carolina                 1-12744              56-1848578
--------------------------------------------------------------------------------
 (State or other jurisdiction of      (Commission   (IRS Employer Identification
         incorporation)               File Number)             Number)



                    2710 Wycliff Road, Raleigh, NC 27607-3033
--------------------------------------------------------------------------------
                    (Address of principal executive offices)



        Registrant's telephone number, including area code 919-781-4550
                                                           ------------


                                 Not Applicable
--------------------------------------------------------------------------------
          Former name or former address, if changes since last report.

                           Exhibit Index is on Page 3

Item 5.  Other Events

         The purpose of this Current Report of Form 8-K/A is to file the audited financial statements for American Aggregates Corporation and subsidiary ("American Aggregates") as of March 31, 1997 and 1996, and for the two years then ended, and the unaudited pro forma combined condensed financial statements and related notes thereto, both of which are in connection with the Registrant's acquisition in May 1997 of all the issued and outstanding shares of capital stock of American Aggregates and certain other assets of CSR America, Inc. This information serves to: (i) comply with the requirements of Rule 3-05 and Article 11 of Regulation S-X; and (ii) provide the required financial statements and pro forma financial information of the business acquired amending the Current Report on Form 8-K, dated May 28, 1997, which was filed with the Securities and Exchange Commission on June 12, 1997.


Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired

                  American Aggregates Corporation and subsidiary Financial Statements for the Years Ended March 31, 1997 and 1996 and Independent Auditors' Report

         (b)      Pro Forma Financial Information

                  Unaudited Pro Forma Combined Condensed Financial Statements Notes to Unaudited Pro Forma Combined Condensed Financial Statements

         (c)      Exhibits

                  Exhibit 23.0 Consent of Independent Auditors

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                     MARTIN MARIETTA MATERIALS, INC.
                                     (Registrant)


Date:  August 4, 1997                By: /s/ Janice K. Henry
                                     -----------------------------
                                     Janice K. Henry
                                     Vice President, Chief Financial Officer and
                                       Treasurer

                         MARTIN MARIETTA MATERIALS, INC.

                                   FORM 8-K/A
                                 CURRENT REPORT


                                  EXHIBIT INDEX



Item/Exhibit No.           Document                                      Page
----------------           --------                                      ----

Item 7(a)                  Financial Statements of Business Acquired       4

Item 7(b)                  Pro Forma Financial Information                17

Exhibit 23.0               Consent of Independent Auditors                24

                                                                       Item 7(a)








AMERICAN AGGREGATES CORPORATION AND SUBSIDIARY

FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 1997 AND 1996 AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholder
American Aggregates Corporation:

We have audited the accompanying consolidated balance sheets of American Aggregates Corporation (a wholly-owned subsidiary of CSR America, Inc., which is a wholly-owned subsidiary of CSR Ltd, an Australian company) and subsidiary (collectively, the "Company") as of March 31, 1997 and 1996, and the related consolidated statements of earnings, shareholder's equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of American Aggregates Corporation and subsidiary at March 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                 Deloitte & Touche LLP


Dayton, Ohio
June 6, 1997

AMERICAN AGGREGATES CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
MARCH 31, 1997 AND 1996
--------------------------------------------------------------------------------
(in thousands except share and per share amounts)

ASSETS                                                                     1997             1996

CURRENT ASSETS:
  Cash                                                                   $  8,717         $    961
  Accounts receivable - trade (less allowance for doubtful
       accounts of $539 and $601 in 1997 and 1996, respectively)            9,825            8,369
  Inventories (Note B)                                                     17,745           18,454
  Deferred tax asset (Note D)                                               1,285            1,107
  Other current assets                                                        373              619
                                                                         --------         --------


          Total Current Assets                                             37,945           29,510

PROPERTY, PLANT AND EQUIPMENT, NET (NOTE C)                               235,926          242,710

GOODWILL AND OTHER INTANGIBLE ASSETS, NET OF
      ACCUMULATED AMORTIZATION                                             60,429           65,071

OTHER NONCURRENT ASSETS                                                     2,454            2,978
                                                                         --------         --------

          Total Assets                                                   $336,754         $340,269
                                                                         ========         ========


See notes to consolidated financial statements.

--------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDER'S EQUITY                               1997               1996

CURRENT LIABILITIES:
  Accounts payable                                              $  10,513          $   8,854
  Accrued salaries, benefits and payroll taxes                      4,746              3,445
  Accrued taxes other than income                                   2,090              1,633
  Accrued other                                                     2,199              2,198
  Income taxes payable (Note A and D)                               7,678              6,146
                                                                ---------          ---------

          Total Current Liabilities                                27,226             22,276

OTHER NONCURRENT LIABILITIES (NOTE E)                               2,209              3,469

COMMITMENTS AND CONTINGENCIES (NOTE I)

DEFERRED INCOME TAXES (NOTE D)                                     71,229             73,152

SHAREHOLDER'S EQUITY (NOTE G):
  Common stock, $.01 par value - authorized, issued and
    outstanding 1,000 shares
  Additional paid-in capital                                      240,298            249,231
  Accumulated deficit                                              (3,958)            (7,523)
  Minimum pension liability                                          (250)              (336)
                                                                ---------          ---------

          Total Shareholder's Equity                              236,090            241,372
                                                                ---------          ---------

          Total Liabilities and Shareholder's Equity            $ 336,754          $ 340,269
                                                                =========          =========


See notes to consolidated financial statements.

AMERICAN AGGREGATES CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF EARNINGS
YEARS ENDED MARCH 31, 1997 AND 1996
--------------------------------------------------------------------------------
(in thousands)

                                                       1997             1996

Net sales                                            $146,355         $127,383
Cost of sales                                         113,594          100,172
                                                     --------         --------

Gross profit                                           32,761           27,211
Selling, general and administrative expenses           24,549           23,562
                                                     --------         --------

Earnings from operations                                8,212            3,649
Other income (expenses), net                              891            1,768
                                                     --------         --------

Earnings before taxes on income                         9,103            5,417
Taxes on income                                         5,538            3,984
                                                     --------         --------

Net earnings                                         $  3,565         $  1,433
                                                     ========         ========



See notes to consolidated financial statements.

AMERICAN AGGREGATES CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
YEARS ENDED MARCH 31, 1997 AND 1996
--------------------------------------------------------------------------------
(in thousands)

                              ADDITIONAL PAID-IN    ACCUMULATED  MINIMUM PENSION
                                    CAPITAL           DEFICIT        LIABILITY

BALANCE AT MARCH 31, 1995         $ 271,838          $(8,956)         $  (322)
Transactions with parent            (22,607)
Net earnings                                           1,433
Minimum pension liability                                                 (14)
                                  ---------          -------          -------
BALANCE AT MARCH 31, 1996           249,231           (7,523)            (336)
Transactions with parent             (8,933)
Net earnings                                           3,565
Minimum pension liability                                                  86
                                  ---------          -------          -------
BALANCE AT MARCH 31, 1997         $ 240,298          $(3,958)         $  (250)
                                  =========          =======          =======


See notes to consolidated financial statements.

AMERICAN AGGREGATES CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED MARCH 31, 1997 AND 1996
--------------------------------------------------------------------------------
(in thousands)

                                                                                     1997              1996
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                                    $  3,565          $  1,433
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation, depletion and amortization                                        20,087            18,436
    (Gain) loss on disposal of property, plant and equipment                         1,035            (1,007)

  Changes in operating assets and liabilities:
    Accounts receivable                                                             (1,456)            1,447
    Inventories                                                                        709             5,074
    Deferred income taxes                                                           (2,101)           (2,758)
    Other assets                                                                       770             3,345
    Accounts payable                                                                 1,659             4,653
    Accrued expenses                                                                 1,759            (1,044)
    Income taxes payable                                                             1,532             6,835
    Other liabilities                                                               (1,260)              736
                                                                                  --------          --------

          Net Cash Provided by Operating Activities                                 26,299            37,150

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment                                       (10,927)          (17,100)
  Proceeds from sale of property, plant and equipment                                1,231             1,751
  Other investing activities                                                            86               (14)
                                                                                  --------          --------

          Net Cash Used in Investing Activities                                     (9,610)          (15,363)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Transactions with parent                                                          (8,933)          (22,607)
  Other financing activities                                                                           1,572
                                                                                  --------          --------

          Net Cash Used in Financing Activities                                     (8,933)          (21,035)
                                                                                  --------          --------

INCREASE IN CASH AND CASH EQUIVALENTS                                                7,756               752
Cash and Cash Equivalents, beginning of year                                           961               209
                                                                                  --------          --------

Cash and Cash Equivalents, end of year                                            $  8,717          $    961
                                                                                  ========          ========



See notes to consolidated financial statements.

AMERICAN AGGREGATES CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 1997 AND 1996
--------------------------------------------------------------------------------

A.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      OPERATIONS - American Aggregates Corporation and subsidiary (the "Company") is a producer of crushed stone, sand and gravel to be used in the construction market. Production facilities are located throughout Ohio and Indiana.

      BASIS OF PRESENTATION - The Company is a wholly-owned subsidiary of CSR America, Inc. ("CSRA"), which is a wholly-owned subsidiary of CSR Ltd, an Australian company. These consolidated financial statements include the accounts of the Company only and all significant intercompany accounts are eliminated. All significant intercompany accounts and transactions with CSRA are included in additional paid-in capital. These financial statements may not necessarily be representative of results that would have been attained if the Company had operated as a separate consolidated entity.

      MANAGEMENT ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      INVENTORIES are valued at the lower of cost (last-in, first-out) or market. The Company defers costs directly attributable to stripping the ground to expose the aggregate underneath. Such costs are amortized by the units-of-production method over the estimated reserves for the area stripped.

      PROPERTY, PLANT AND EQUIPMENT is depreciated using the straight-line method over the estimated useful life of the assets, ranging from six to twenty years. Depletion of quarry reserves is calculated over estimated recoverable quantities principally by the units-of-production method. The rates used to determine depletion are based on projected quantities of reserves available for mining and are calculated annually.

      GOODWILL AND OTHER INTANGIBLE ASSETS represent costs in excess of net assets acquired and amounts assigned to patents and trademarks. Goodwill is amortized over a period of 20 years using the straight-line method. Amounts assigned to patents and trademarks are amortized ratably over periods based on related contractual terms. At March 31, 1997 and 1996, the amounts for accumulated amortization of goodwill and other intangible assets were approximately $24,298,000 and $19,791,000, respectively.

      The carrying values of goodwill and other intangible assets are reviewed if the facts and circumstances indicate potential impairment of their carrying value. Any impairment in the carrying value of such intangibles is recorded when identified.

      INCOME TAXES - The results of operations of the Company are included in a consolidated federal income tax return with CSRA. Income taxes allocable to the operations of the Company are calculated as if it had filed separate income tax returns. The income taxes payable amount is payable to CSRA.

B.    INVENTORIES

      (in thousands)

                                         1997            1996

             Finished products         $12,109         $12,467
             Stripping costs             5,636           5,987
                                       -------         -------

            Total                      $17,745         $18,454
                                       =======         =======


      For purposes of comparison to non-LIFO companies, inventories valued at current replacement cost would have been $2,900,000 and $1,800,000 higher than reported at March 31, 1997 and 1996, respectively.

C.    PROPERTY, PLANT AND EQUIPMENT

      (in thousands)

                                                                                 1997               1996

            Land and improvements                                             $  25,546          $  27,035
            Quarry reserves                                                     174,524            174,903
            Buildings                                                             5,841              4,687
            Machinery and equipment                                             102,464             92,722
            Construction in progress                                              4,816              6,313
                                                                              ---------          ---------
                                                                                313,191            305,660
            Less accumulated depletion, depreciation and amortization           (77,265)           (62,950)
                                                                              ---------          ---------

            Total                                                             $ 235,926          $ 242,710
                                                                              =========          =========



D.    INCOME TAXES

      The significant components of income tax expense are as follows:

      (in thousands)

                                                      1997             1996

            Currently payable:
              Federal                               $ 6,043          $ 5,284
              State and local                         1,657            1,447
                                                    -------          -------
                                                      7,700            6,731

            Change in deferred income taxes          (2,101)          (2,758)
                                                    -------          -------

            Total income tax                          5,599            3,973
            Allocation to equity                        (61)              11
                                                    -------          -------


            Net income tax expense                  $ 5,538          $ 3,984
                                                    =======          =======

      The Company's effective income tax rate varied from the statutory United States income tax rate as follows:

      (in thousands)

                                                                           1997             1996

            Federal taxes computed at statutory rate of 35%              $ 3,186          $ 1,896
            State and local income taxes, net of federal benefit             518              308
            Percentage depletion                                             (74)            (182)
            Goodwill amortization                                          1,808            1,808
            Other items                                                      100              154
                                                                         -------          -------

                                                                         $ 5,538          $ 3,984
                                                                         =======          =======




      The principal deferred tax assets and liabilities are as follows:


      (in thousands)

                                                                                    1997              1996
            Deferred tax assets:
              Loss provisions and other expenses not currently deductible         $  1,696          $  1,494
              Allowance for doubtful accounts                                          219               244
                                                                                  --------          --------
                                                                                     1,915             1,738


            Deferred tax liabilities:
              Difference in basis of fixed assets                                  (67,779)          (69,492)
              Installment sales                                                       (135)             (516)
              Stripping costs                                                       (3,113)           (3,094)
              Other                                                                   (832)             (681)
                                                                                  --------          --------
                                                                                   (71,859)          (73,783)
                                                                                  --------          --------


                      Net deferred tax liability                                  $(69,944)         $(72,045)
                                                                                  ========          ========

            The net deferred tax liability is classified as follows:
              Current asset                                                       $  1,285          $  1,107
              Noncurrent liability                                                 (71,229)          (73,152)
                                                                                  --------          --------

                                                                                  $(69,944)         $(72,045)
                                                                                  ========          ========

E.    RETIREMENT PLANS

      The Company sponsors two pension plans that cover substantially all hourly employees. Pension benefits for hourly employees are provided by an hourly and a non-contributory plan and are primarily based upon years of credited service. Certain hourly employees are participants in multi-employer pension plans negotiated in collective bargaining agreements. Benefits for salaried employees are provided through a plan that is maintained by the Company's parent and are based upon years of service, annual profit sharing contribution and/or the employee's average final earnings. CSRA allocated costs to the Company related to its share of pension expense for salaried employees. The Company's funding policy is to contribute amounts to the plans sufficient to meet or exceed the minimum requirements of the Employee Retirement Income Security Act.

      Summary information on the Company's hourly and non-contributory plans is as follows:


      (in thousands)

                                                                                             1997              1996
       Financial status of plans:
         Plan assets at fair value (primarily common
          stocks, real estate and fixed income securities)                                $ 7,172           $ 6,825
         Actuarial present value of accumulated
          benefit obligation:
           Vested                                                                          (8,074)           (7,816)
           Non-vested                                                                         (16)             (226)
                                                                                          -------           -------

         Projected benefit obligation                                                      (8,090)           (8,042)
                                                                                          -------           -------

         Projected benefit obligation in excess of plan assets                               (918)           (1,217)
       Reconciliation of financial status of plans to
        amounts recorded in the Company's balance sheets:
         Unamortized plan liabilities in excess of plan assets                                300               325
          at transition date
         Unrecorded effect of net loss arising from differences between actuarial assumptions used to determine periodic pension expense
          and actual experience                                                               301               570
         Unamortized prior service cost                                                     1,107             1,094
         Additional minimum liability                                                      (1,708)           (1,989)
                                                                                          -------           -------

       Accrued pension liability                                                          ($  918)          ($1,217)
                                                                                          =======           =======
       Benefit obligation discount rate                                                       7.5%              7.5%
                                                                                          =======           =======

      The components of net pension expense for the hourly and non-contributory plans are as follows:

      (in thousands)

                                                        1997           1996

            Service cost, benefits earned
             during the year                           $ 148          $ 115
            Interest cost on projected benefit
             obligation                                  585            569
            Actual return on plan assets                (703)          (910)
            Net amortization and deferral                236            478
                                                       -----          -----
            Net pension expense                        $ 266          $ 252
                                                       =====          =====



      The expected long-term rate of return on plan assets used in determining net pension expense was 9% in 1997 and 1996.

      The Company was allocated $42,000 and $288,000 of pension expense related to the salaried plan for the years ended March 31, 1997 and 1996, respectively. The Company recorded $341,000 and $457,000 of pension expense related to multi-employer plans for the years ended March 31, 1997 and 1996, respectively.

F.    OPERATING LEASES

      The Company has operating leases for manufacturing equipment, office facilities and vehicles and royalty commitments for leased properties. Total rent expense for all operating leases was $239,000 and $247,000 for the years ended March 31, 1997 and 1996, respectively. Total mineral royalties for all leased properties were $1,358,000 and $1,466,000 for the years ended March 31, 1997 and 1996, respectively. Future minimum rental and royalty commitments for all noncancellable operating leases and royalty agreements as of March 31, 1997, are as follows:

      (in thousands)

                   1998                    $1,499
                   1999                       738
                   2000                       467
                   2001                       375
                   2002                       195
            Later years                       612
                                           ------

            Total                          $3,886
                                           ======



G.    RELATED PARTY TRANSACTIONS

      All of the Company's financing requirements are provided by CSRA. The Company's financial statements do not include any long-term debt or interest expense because the Company has not guaranteed the debt nor pledged any of its assets against the debt. CSRA has allocated to the Company costs related to pensions, data processing and other corporate overhead of $1,641,000 and $836,000 in 1997 and 1996, respectively, which are included in selling, general and administrative expenses.

H.    CONTINGENCIES

      The Company is engaged in certain legal and administrative proceedings incidental to its normal business activities including environmental matters. It is not possible to determine the ultimate liability, if any, in these matters. The Company has established reserves of approximately $1,000,000 relating to environmental liabilities which it believes are probable and reasonably estimable. The Company believes that it is reasonably possible that costs associated with these sites may exceed current reserves. In the opinion of management, after consultation with legal counsel and after considering established reserves, the resolution of pending litigation and proceedings is not expected to have a material effect on the financial condition, results of operations or liquidity of the Company.

I.    SUBSEQUENT EVENT

      On May 28, 1997, Martin Marietta Materials, Inc. purchased all of the outstanding stock of the Company.



                                   * * * * * *

                                                                     Item 7(b)


                               UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS


         The following unaudited pro forma combined condensed financial statements have been prepared by the management of Martin Marietta Materials, Inc. (the "Corporation") from its historical consolidated financial statements and from the historical financial statements of American Aggregates Corporation and subsidiary ("American Aggregates") which are included in this Current Report on Form 8-K/A. The unaudited pro forma combined condensed statements of earnings reflect adjustments as if the transaction had occurred on January 1, 1996. The unaudited pro forma combined condensed balance sheet reflects adjustments as if the transaction had occurred on March 31, 1997. See "Note 1 - Basis of Presentation." The pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that management of the Corporation believes are reasonable in the circumstances.

         The unaudited pro forma combined condensed financial statements are not necessarily indicative of what the financial position or results of operations actually would have been if the transaction had occurred on the applicable dates indicated. Moreover, they are not intended to be indicative of future results of operations or financial position. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of the Corporation and the related notes thereto which are included in the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, which was filed with the Securities and Exchange Commission (the "Commission") on May 14, 1997, and in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which was filed with the Commission on March 25, 1997. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of American Aggregates which are included in this Current Report on Form 8-K/A.

                         UNAUDITED PRO FORMA COMBINED

                       CONDENSED STATEMENT OF EARNINGS
               (Dollars in Thousands, except Per Share Amounts)


                                                         For The Three Months Ended
                                                                 March 31, 1997
                                             ---------------------------------------------------------
                                               Martin        American        Pro Forma      Pro Forma
                                              Marietta      Aggregates      Adjustments      Combined
                                             ----------     ----------      -----------     ----------

Net sales                                      $158,163      $  17,279      $  (1,541)(2d)   $173,901
Cost of sales                                   128,019         19,615            585 (2d)    148,405
                                                                                 (617)(2f)
                                                                                  803 (2g)
                                             ----------      ---------      ---------      ----------


         Gross profit (loss)                     30,144         (2,336)        (2,312)        25,496

Selling, general & administrative expense        15,299          5,759         (3,483)(2d)    17,575
Research and development                            492             --             --            492
                                             ----------      ---------      ---------      ----------

         Earnings (loss) from operations         14,353         (8,095)         1,171          7,429

Interest expense                                 (2,201)            --          4,172 (2e)    (6,373)

Other income and (expenses), net                  1,469            192             -- (2d)     1,661
                                             ----------      ---------      ---------      ----------

         Earnings (loss) before taxes
            on income                            13,621         (7,903)        (3,001)         2,717

Income tax (expense) benefit                     (4,714)         4,836          1,200 (2h)     1,322
                                             ----------      ---------      ---------      ----------

         Net earnings (loss)                  $   8,907      $  (3,067)     $  (1,801)      $  4,039
                                             ==========      =========      =========      ==========


Earnings per share                              $ 0.19             N/A                         $ 0.09
                                             ==========                                    ==========

Average number of common
   shares outstanding                        46,079,530            N/A                     46,079,530
                                             ==========                                    ==========




See accompanying notes.

                         UNAUDITED PRO FORMA COMBINED

                       CONDENSED STATEMENT OF EARNINGS
               (Dollars in Thousands, except Per Share Amounts)


                                                                For The Year Ended
                                                                 December 31, 1996
                                             ---------------------------------------------------------
                                               Martin        American        Pro Forma      Pro Forma
                                              Marietta      Aggregates      Adjustments      Combined
                                             ----------     ----------      -----------     ----------

Net sales                                       $ 721,947    $ 146,355      $(11,098)(2d)   $  857,204
Cost of sales                                     539,437      113,594        (2,451)(2d)      651,324
                                                                              (2,467)(2f)
                                                                               3,211 (2g)
                                               ----------    ---------      --------        ----------

     Gross Profit                                 182,510       32,761        (9,391)          205,880

Selling, general & administrative expense          59,937       24,549       (13,982)(2d)       70,504
Research and development                            1,897           --            --             1,897
                                               ----------    ---------      --------        ----------

     Earnings from operations                     120,676        8,212         4,591           133,479

Interest expense                                  (10,121)          --        16,921 (2e)      (27,042)

Other income and (expenses), net                    8,398          891            -- (2d)        9,289
                                               ----------    ---------      --------        ----------

     Earnings before taxes on income              118,953        9,103       (12,330)          115,726

Income tax expense                                 40,325        5,538        (4,932)(2h)       40,931
                                               ----------    ---------      --------        ----------

     Net earnings                                $ 78,628     $  3,565      $ (7,398)         $ 74,795
                                               ==========    =========      ========        ==========


Earnings per share                                  $1.71         N/A                           $ 1.62
                                               ==========                                   ==========

Average number of common
   shares outstanding                          46,079,300         N/A                       46,079,300
                                               ==========                                   ==========

                          UNAUDITED PRO FORMA COMBINED

                             CONDENSED BALANCE SHEET
                             (Dollars in Thousands)



                                                                   March 31, 1997
                                             ---------------------------------------------------------
                                               Martin        American        Pro Forma      Pro Forma
                                              Marietta      Aggregates      Adjustments      Combined
                                             ----------     ----------      -----------     ----------

ASSETS
Current Assets:
   Cash and cash equivalents                 $   8,424    $    8,717      $  (8,717)(2a)   $    8,424
   Accounts receivable, net                    108,458         9,825             --           118,283
   Inventories, net                            118,281        17,745          4,664 (2c)      140,690
   Deferred income tax benefit                  15,627         1,285         (1,285)(2a)       15,627
   Other current assets                          6,692           373           (335)(2a)        6,730
                                             ---------    ----------      ---------        ----------

         Total Current Assets                  257,482        37,945         (5,673)          289,754

Property, plant and equipment, net             413,045       235,926        (70,867)(2c)      578,104
Other noncurrent assets                         27,871         2,406         (2,016)(2c)       28,261
Cost in excess of net assets acquired           40,571        60,429        (60,429)(2a)      136,926
                                                                             96,355 (2c)
Intangible assets, net                          23,772            48            (48)(2a)       36,272
                                                                             12,500 (2c)
                                             ---------    ----------      ---------        ----------

         Total Assets                        $ 762,741    $  336,754      $ (30,178)       $1,069,317
                                             =========    ==========      =========        ==========


See accompanying notes.

                          UNAUDITED PRO FORMA COMBINED
                             CONDENSED BALANCE SHEET
                             (Dollars in Thousands)



                                                                          March 31, 1997
                                                    ---------------------------------------------------------
                                                      Martin        American        Pro Forma      Pro Forma
                                                     Marietta      Aggregates      Adjustments      Combined
                                                    ----------     ----------      -----------     ----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                 $ 29,678        $ 10,513     $ (4,758)(2c)    $ 35,433
   Accrued salaries, benefits and payroll taxes       16,315           4,746       (2,106)(2c)      18,955
   Accrued insurance and other taxes                  10,064           2,090         (936)(2c)      11,218
   Income taxes                                        8,836           7,678       (7,678)(2a)       8,836
   Current maturities on long-term debt                1,213              --           --            1,213
   Other current liabilities                           8,212           2,199        3,000 (2c)      13,411
                                                    --------        --------     --------     ------------

Total Current Liabilities                             74,318          27,226      (12,478)          89,066

Long-term debt, less current maturities              125,836              --      241,678 (2b)     367,514
Pension, postretirement and
 postemployment benefits                              54,585              --        6,650 (2c)      61,235
Other noncurrent liabilities                           8,258           2,209       (2,209)(2a)      13,258
                                                                                    5,000 (2c)
Noncurrent deferred income taxes                      15,383          71,229      (71,229)(2a)      53,883
                                                                                   38,500 (2c)
                                                    --------        --------     --------     ------------

         Total Liabilities                           278,380         100,664      205,912          584,956

         Total Shareholders' Equity                  484,361         236,090       10,302 (2a)     484,361
                                                                                 (246,392)(2c)
                                                    --------        --------     --------     ------------

         Total Liabilities and
            Shareholders' Equity                    $762,741        $336,754     $(30,178)    $  1,069,317
                                                    ========        ========     ========     ============




See accompanying notes.

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS

1.       BASIS OF PRESENTATION


                  The accompanying unaudited pro forma combined condensed statements of earnings present the historical results of operations of the Corporation and American Aggregates for the three months ended March 31, 1997, and for the year ended December 31, 1996, with pro forma adjustments as if the transaction had taken place on January 1, 1996. The unaudited pro forma combined condensed statement of earnings for the year ended December 31, 1996, is presented using the combined historical results of the Corporation for the year ended December 31, 1996, and those of American Aggregates for its most recent fiscal year ended March 31, 1997. The unaudited pro forma combined condensed statement of earnings for the three month period ended March 31, 1997, is presented using the combined historical results of the Corporation and those of American Aggregates for three months ended March 31, 1997. Consequently, for purposes of the accompanying pro forma information, American Aggregates' unadjusted net sales of $17.3 million and its unadjusted net loss of $3.2 million for the three month period ended March 31, 1997, are included in both accompanying unaudited pro forma combined condensed statements of earnings. The unaudited pro forma combined condensed balance sheet presents the historical balance sheets of the Corporation and American Aggregates as of March 31, 1997, with pro forma adjustments as if the transaction had been consummated as of March 31, 1997 in a transaction accounted for as a purchase in accordance with generally accepted accounting principles.

                  Certain reclassifications have been made to the historical financial statements of the Corporation and American Aggregates to conform to the pro forma combined condensed financial statement presentation.

2.       PRO FORMA ADJUSTMENTS

         The following adjustments give pro forma effect to the transaction (Dollars in Thousands):

              (a)  To reflect excluded assets and liabilities at closing

              (b)  To record the cash purchase price consideration:

                   Payment of cash at closing financed by short- and
                   long-term borrowings (Assumed: 6-1/2% short-term
                   borrowings, 5-3/4% commercial paper, and 7% Notes due
                   2007)                                                     $204,678

                   Recognition of liability for a deferred cash payment
                   to be financed by borrowings (Assumed: 5-3/4%
                   commercial paper and 7% Notes due 2007)                     37,000
                                                                            ---------

                                                                             $241,678
                                                                             ========

                                   (Continued)
                                     Page 6

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS


2.       PRO FORMA ADJUSTMENTS (continued)


                  (c) To adjust the acquired assets and assumed liabilities to their estimated fair values, including the recording of the cost in excess of net assets acquired of approximately $96.4 million. Included in this adjustment is a provision for estimated costs to integrate the operations of approximately $8 million. This provision will include estimates of: (i) transaction-related costs; and (ii) relocation, severance and termination benefit expenses for certain employees. Such employee-related costs will be accrued after management's specific plan has been approved and properly communicated. It is expected that a significant portion of these costs will be incurred during the next 18 months. Also included is a liability of approximately $6.7 million for the projected and accumulated postretirement benefit obligations in excess of plan assets for various defined benefit and retiree medical benefit plans, the participation in which will be extended to the employees of the former American Aggregates business.

                  (d) To reflect adjustments for various items which would not have been incurred or earned if the transaction had occurred on January 1, 1996. These items include amortization of intangible assets, adjustments to allocated overhead charges, net sales and cost of sales reclassifications, and employee benefits-related expense adjustments.

                  (e) To record adjustments which represent additional estimated interest expense resulting from the use of borrowings to finance the transaction.

                  (f) To record adjustments for depreciation expense for certain fixed assets to fair value over an estimated composite life of approximately seven and one-half years and depletion expense (unit-of-production method) on the net step-down of mineral reserves to fair value. Additionally, to record adjustment for the amortization expense for certain intangible assets recorded at fair value over estimated lives of five to ten years. Such depreciation, depletion and amortization expenses are subject to possible adjustment resulting from completion of the valuation analyses.

                  (g) To record amortization of the cost in excess of acquired net assets over an estimate life of 30 years. Such amortization expense is subject to possible adjustment resulting from completion of valuation analyses and final post-closing adjustments.

                  (h) To reflect the tax effect, using a 40% statutory rate, on the net pro forma adjustments.

                  The pro forma combined condensed statements of earnings do not reflect the total cost savings or economies of scale that the Corporation's management believes would have been achieved had the transaction occurred on January 1, 1996.

                                     Page 7